UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2026

COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
301 Riverside Avenue, Second Floor, Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares representing beneficial interests in Compass Diversified Holdings	CODI	New York Stock Exchange
Series A Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR A	New York Stock Exchange
Series B Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR B	New York Stock Exchange
Series C Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR C	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1	Registrant's Business and Operations
Item 1.01	Entry into a Material Definitive Agreement
On August 6, 2026, Compass Group Diversified Holdings LLC (the “Company” and, together with Compass Diversified Holdings, “CODI”) entered into a Sixth Amendment to Credit Agreement (the “Sixth Amendment”) with Bank of America, N.A. (the “Administrative Agent”), in its capacity as administrative agent for the lenders, swing line lender, and L/C issuer under that certain Third Amended and Restated Credit Agreement, dated as of July 12, 2022 (as amended, modified, extended, restated, replaced, or supplemented in writing from time to time, the “Credit Agreement”), and the lenders party to the Credit Agreement representing more than 50% of the total credit exposure of all lenders under the Credit Agreement (the “Consenting Lenders”). Pursuant to the Sixth Amendment, among other things, (i) the lenders will waive the payment of milestone fees under the Fifth Amendment Transaction Letter, dated as of December 19, 2025, by and among the Company, the Administrative Agent and the Consenting Lenders, as previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2025, which is incorporated herein by reference, (ii) the aggregate revolving commitments under the Credit Agreement will be decreased from $100,000,000 to $54,000,000, (iii) the maturity date will be extended to January 12, 2028, (iv) the portion of Combined Eligible Availability (as defined in the Credit Agreement) attributable to any one Portfolio Company (as defined in the Credit Agreement) will be decreased from 40% to 25%, (v) the Incremental Delayed Draw Term Loan (as defined in the Credit Agreement prior to the Sixth Amendment) facility will be removed, (vi) Rimports Holdings, Inc., any other Portfolio Company as approved by the Administrative Agent in its reasonable discretion, and each of their respective subsidiaries will be permitted to enter into supply chain financing arrangements, (vii) the Company and its subsidiaries will be permitted to pay fees pursuant to the Ninth Amended and Restated Management Services Agreement, dated as of July 12, 2026, by and between the Company and Compass Group Management LLC, (viii) the aggregate amount available under the incremental facilities will be decreased from $250,000,000 to $150,000,000, (ix) the Company will be required to maintain a Consolidated Total Leverage Ratio (as defined in the Credit Agreement) of (a) 5.75 to 1.00 for the fiscal quarter ending September 30, 2026, (b) 5.25 to 1.00 for the fiscal quarters ending December 31, 2026 and March 31, 2027, (c) 5.00 to 1.00 for fiscal quarters ending June 30, 2027 and September 30, 2027 and (d) 4.50 to 1.00 for each fiscal quarter thereafter, and (x) in the event that the Company has not repaid the term loans under the Credit Agreement on or prior to December 31, 2026, the Company will be required to pay a milestone fee in the amount of $4,000,000.
The foregoing description of the Sixth Amendment is a summary only and is qualified in their entirety by reference to the complete text of the Sixth Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Section 2     Financial Information
Item 2.02    Results of Operations and Financial Condition
On August 10, 2026, Compass Diversified Holdings (NYSE: CODI) and Compass Group Diversified Holdings LLC (collectively “CODI”) issued a press release announcing its consolidated operating results for the three and six months ended June 30, 2026. A copy of the press release is furnished within this report as Exhibit 99.1.

Section 9     Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.

Exhibit Number	Description

10.1
Sixth Amendment to Credit Agreement, dated August 6, 2026, by and among Compass Group Diversified Holdings LLC, the Lenders party thereto, and Bank of America, N.A., in its capacity as Administrative Agent for the Lenders, Swing Line Lender and L/C Issuer

99.1	Earnings Release of CODI dated August 10, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2026	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Stephen Keller

Stephen Keller
Regular Trustee
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2026	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Stephen Keller

Stephen Keller
Chief Financial Officer